Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces Fourth Quarter and Year End 2014 Results

Normalized FFO Per Share for the Fourth Quarter Increases by 11.5% to $0.58 Compared to Last Year

Rental Rates for New and Renewal Leases Increase by 7.5%

Same Property Cash Basis NOI Increases by 2.0% Year Over Year while Occupancy Remains Stable at 94.9% at Year End

Newton, MA (February 20, 2015): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and year ended December 31, 2014.

GOV President and Chief Operating Officer David Blackman made the following statement:

“I am pleased with our business performance in the fourth quarter. In addition to growing our Normalized FFO per share by 11.5%, we have maintained stable occupancy, increased rental rates on new and renewal leases as well as grown same property Cash Basis NOI. We also took advantage of today’s favorable capital markets by securing a new revolving credit facility and term loans at favorable terms.”

Results for the Quarter Ended December 31, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2014 were $40.7 million, or $0.58 per basic and diluted share, compared to Normalized FFO for the quarter ended December 31, 2013 of $28.2 million, or $0.52 per basic and diluted share. The increase in Normalized FFO per share this quarter was primarily the result of GOV’s property acquisitions and its July 2014 investment in Select Income REIT (NYSE: SIR).

Net income was $14.1 million, or $0.20 per basic and diluted share, for the quarter ended December 31, 2014 compared to $12.7 million, or $0.23 per basic and diluted share, for the quarter ended December 31, 2013. The weighted average number of basic and diluted common shares outstanding was 70.3 million for the quarter ended December 31, 2014, and 54.6 million and 54.7 million, respectively, for the quarter ended December 31, 2013.

Reconciliations of funds from operations, or FFO, Normalized FFO and net operating income, or NOI, to net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarters ended December 31, 2014 and 2013 appear later in this press release.

Results for the Year Ended December 31, 2014:

Normalized FFO for the year ended December 31, 2014 were $140.8 million, or $2.30 and $2.29 per basic and diluted share, respectively, compared to Normalized FFO for the year ended December 31, 2013 of $115.8 million, or $2.12 per basic and diluted share.

Net income was $56.5 million, or $0.92 per basic and diluted share, for the year ended December 31, 2014, compared to $54.6 million, or $1.00 per basic and diluted share, for the year ended December 31, 2013. The weighted average number of basic and diluted common shares outstanding was 61.3 million and 61.4 million, respectively, for the year ended December 31, 2014 and 54.6 million and 54.7 million, respectively, for the year ended December 31, 2013.

Reconciliations of FFO, Normalized FFO and NOI to net income determined in accordance with GAAP, for the years ended December 31, 2014 and 2013 appear later in this press release.

Leasing, Occupancy and Same Property Results:

GOV entered into new and renewal leases for 163,906 rentable square feet with government tenants during the quarter ended December 31, 2014 which had weighted (by rentable square feet) average rental rates that were 7.8% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 5.6 years. GOV also entered into new and renewal leases for 33,962 rentable square feet with non-government tenants during the quarter ended December 31, 2014, which had weighted (by rentable square feet) average rental rates that were 5.8% above prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition.  The weighted (by rentable square feet) average lease term for leases to non-government tenants was 4.5 years. In aggregate, GOV entered into new and renewal leases for 197,868 rentable square feet at a 7.5% rollup in rent.  Leasing capital commitments for new and renewal leases entered into during the quarter ended December 31, 2014 were $3.4 million, or $3.13 per square foot per lease year.

As of December 31, 2014, 94.9% of GOV’s rentable square feet at properties in continuing operations was leased. This compares with 94.8% as of December 31, 2013 and 95.4% as of September 30, 2014.

Occupancy for properties owned continuously since October 1, 2013 (or same property) decreased to 94.5% as of December 31, 2014, from 94.6% as of December 31, 2013.  Same property NOI increased 2.2% for the quarter ended December 31, 2014 compared to the same period in 2013.

Recent Property Investment and Sales Activities:

As previously disclosed, in August 2014, a U.S. Government tenant notified GOV that it intended to exercise its option, pursuant to its lease, to acquire the office property it leased from GOV located in Riverdale, MD with 337,500 rentable square feet and a net book value of $30.4 million at December 31, 2014.  The sale of this property was completed in February 2015 and the sale price was $30.6 million, excluding closing costs.

As previously disclosed, in April 2014, GOV entered into an agreement to sell an office property located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at December 31, 2014.  The contract sales price is $16.5 million, excluding closing costs.  The closing of this sale is subject to certain conditions, including the purchaser obtaining certain zoning entitlements, and is currently expected to occur before year end 2015.

Recent Financing Activities:

As previously disclosed, in November 2014, GOV replaced its existing unsecured revolving credit and term loan facilities that provide GOV with up to $1.3 billion in aggregate borrowing with extended maturities and at lower interest rates, as follows:

•                  GOV replaced its existing $550 million unsecured revolving credit facility with a maturity date of October 19, 2015 and interest payable on borrowings of LIBOR plus 150 basis points with a new $750 million unsecured revolving credit facility maturing on January 31, 2019 with interest payable on borrowings at LIBOR plus 125 basis points based on GOV’s current credit ratings. The new revolving credit facility includes a borrower’s option to extend the maturity date for one year to January 31, 2020 upon payment of a fee and meeting certain other conditions.

•                  GOV also replaced its existing $350 million unsecured term loan facility with a maturity date of January 11, 2017 and interest payable on the amount outstanding at LIBOR plus 175 basis points with:

•                  A new $300 million unsecured term loan maturing on March 31, 2020 with interest paid on the amount outstanding at LIBOR plus 140 basis points based on GOV’s current credit rating; and

•                  A new $250 million unsecured term loan maturing on March 31, 2022 with interest paid on the amount outstanding at LIBOR plus 180 basis points based on GOV’s current credit ratings.

Conference Call:

On Friday, February 20, 2015, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, Mark Kleifges, will host a conference call to discuss GOV’s 2014 fourth quarter and year end results.

The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, February 27, 2015.  To hear the replay, dial (320) 365-3844.  The replay pass code is 352025.  A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s fourth quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2014 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO and NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY LOCATED IN FALLS CHURCH, VA. THIS TRANSACTION IS SUBJECT TO CERTAIN CONDITIONS, INCLUDING

THE PURCHASER OBTAINING CERTAIN ZONING ENTITLEMENTS FOR THIS PROPERTY, AND THESE CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER GOV’S REVOLVING CREDIT FACILITY IS SUBJECT TO GOV SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS.

•                  THE OPTION TO EXTEND THE MATURITY DATE OF GOV’S REVOLVING CREDIT FACILITY IS SUBJECT TO GOV’S PAYMENT OF A FEE AND MEETING CERTAIN OTHER CONDITIONS.

•                  ACTUAL COSTS UNDER GOV’S REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES.

•                  THE ACTUAL PREMIUM OVER LIBOR PAID BY GOV UNDER THE NEW FACILITIES WILL BE HIGHER OR LOWER THAN THOSE STATED IN THIS PRESS RELEASE IF GOV’S CREDIT RATINGS CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Rental income	$64,625	$58,271	$251,031	$226,910

Expenses:
Real estate taxes	7,384	6,650	28,389	25,710
Utility expenses	4,297	4,052	19,369	17,116
Other operating expenses	12,396	11,845	45,982	41,134
Depreciation and amortization	17,339	14,739	66,593	55,699
Loss on asset impairment	400	—	2,016	—
Acquisition related costs	54	738	1,344	2,439
General and administrative	4,272	3,361	15,809	12,710
Total expenses	46,142	41,385	179,502	154,808

Operating income	18,483	16,886	71,529	72,102
Interest and other income	1	17	69	37
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $384, $338, $1,310 and $1,340, respectively)	(9,518)	(4,443)	(28,048)	(16,831)
Loss on early extinguishment of debt	(766)	—	(1,307)	—
Income from continuing operations before income taxes and equity in earnings of investees	8,200	12,460	42,243	55,308
Income tax benefit (expense)	13	(83)	(117)	(133)
Loss on issuance of shares by an equity investee	(14)	—	(53)	—
Equity in earnings of investees	6,032	115	10,963	334
Income from continuing operations	14,231	12,492	53,036	55,509
Income (loss) from discontinued operations	(117)	232	3,498	(889)
Net income	$14,114	$12,724	$56,534	$54,620

Weighted average common shares outstanding (basic)	70,254	54,637	61,313	54,606
Weighted average common shares outstanding (diluted)	70,343	54,722	61,399	54,685

Per common share amounts:
Income from continuing operations (basic)	$0.20	$0.23	$0.87	$1.02
Income from continuing operations (diluted)	$0.20	$0.23	$0.86	$1.02
Income (loss) from discontinued operations (basic and diluted)	$—	$—	$0.06	$(0.02)
Net income (basic and diluted)	$0.20	$0.23	$0.92	$1.00

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$14,114	$12,724	$56,534	$54,620
Plus: depreciation and amortization from continuing operations	17,339	14,739	66,593	55,699
Plus: depreciation and amortization from discontinued operations	—	—	—	1,025
Plus: loss on asset impairment from continuing operations	400	—	2,016	—
Plus: loss on asset impairment from discontinued operations	—	—	—	10,142
Plus: FFO attributable to SIR investment	13,447	—	24,677	—
Less: equity in earnings of SIR	(6,004)	—	(10,876)	—
Less: increase in carrying value of asset held for sale	—	—	(2,344)	—
Less: net gain on sale of properties from discontinued operations	—	—	(774)	(8,168)
FFO	39,296	27,463	135,826	113,318
Plus: acquisition related costs	54	738	1,344	2,439
Plus: loss on early extinguishment of debt	766	—	1,307	—
Plus: loss on issuance of shares by an equity investee	14	—	53	—
Plus: normalized FFO attributable to SIR investment	14,024	—	26,898	—
Less: FFO attributable to SIR investment	(13,447)	—	(24,677)	—
Normalized FFO	$40,707	$28,201	$140,751	$115,757

Weighted average common shares outstanding (basic)	70,254	54,637	61,313	54,606
Weighted average common shares outstanding (diluted)	70,343	54,722	61,399	54,685

Basic and diluted per common share amounts:
FFO per common share (basic)	$0.56	$0.50	$2.22	$2.08
FFO per common share (diluted)	$0.56	$0.50	$2.21	$2.07
Normalized FFO per common share (basic)	$0.58	$0.52	$2.30	$2.12
Normalized FFO per common share (diluted)	$0.58	$0.52	$2.29	$2.12

(1)             GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to GOV’s equity investment in SIR and GOV’s equity in earnings of SIR but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, includes business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs, loss on early extinguishment of debt and loss on issuance of shares by an equity investee. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Calculation of NOI and Cash Basis NOI(2):
Rental income	$64,625	$58,271	$251,031	$226,910
Operating expenses	(24,077)	(22,547)	(93,740)	(83,960)
Property net operating income (NOI)	40,548	35,724	157,291	142,950
Non-cash straight line rent adjustments included in rental income	(1,123)	(787)	(4,501)	(2,739)
Lease value amortization included in rental income	238	223	868	1,123
Cash Basis NOI	$39,663	$35,160	$153,658	$141,334

Reconciliation of NOI and Cash Basis NOI to Net Income:
Cash Basis NOI	$39,663	$35,160	$153,658	$141,334
Non-cash straight line rent adjustments included in rental income	1,123	787	4,501	2,739
Lease value amortization included in rental income	(238)	(223)	(868)	(1,123)
NOI	40,548	35,724	157,291	142,950
Depreciation and amortization	(17,339)	(14,739)	(66,593)	(55,699)
Loss on asset impairment	(400)	—	(2,016)	—
Acquisition related costs	(54)	(738)	(1,344)	(2,439)
General and administrative	(4,272)	(3,361)	(15,809)	(12,710)
Operating income	18,483	16,886	71,529	72,102
Interest and other income	1	17	69	37
Interest expense	(9,518)	(4,443)	(28,048)	(16,831)
Loss on early extinguishment of debt	(766)	—	(1,307)	—
Income tax benefit (expense)	13	(83)	(117)	(133)
Loss on issuance of shares by an equity investee	(14)	—	(53)	—
Equity in earnings of investees	6,032	115	10,963	334
Income from continuing operations	14,231	12,492	53,036	55,509
Income (loss) from discontinued operations	(117)	232	3,498	(889)
Net income	$14,114	$12,724	$56,534	$54,620

(1)             GOV calculates NOI on a GAAP and cash basis as shown above. GOV defines NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments and lease value amortization. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our properties’ results of operations. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)             Excludes properties classified as discontinued operations.

Government Properties Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$254,008	$243,686
Buildings and improvements	1,428,472	1,324,876
Total real estate properties, gross	1,682,480	1,568,562
Accumulated depreciation	(219,791)	(187,635)
Total real estate properties, net	1,462,689	1,380,927

Equity investment in Select Income REIT	680,137	—
Assets of discontinued operations	13,165	25,997
Assets of property held for sale	32,797	—
Acquired real estate leases, net	150,080	142,266
Cash and cash equivalents	13,791	7,663
Restricted cash	2,280	1,689
Rents receivable, net	36,239	33,350
Deferred leasing costs, net	11,450	11,618
Deferred financing costs, net	12,782	3,911
Other assets, net	12,205	25,031
Total assets	$2,427,615	$1,632,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$157,000
Unsecured term loans	550,000	350,000
Unsecured senior notes, net of discount	347,423	—
Mortgage notes payable, including premiums	187,694	90,727
Liabilities of discontinued operations	150	276
Liabilities of property held for sale	343	—
Accounts payable and accrued expenses	26,471	23,216
Due to related persons	2,161	2,474
Assumed real estate lease obligations, net	15,924	19,084
Total liabilities	1,130,166	642,777

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 and 70,000,000 shares authorized, respectively, 70,349,227 and 54,722,018 shares issued and outstanding, respectively	703	547
Additional paid in capital	1,457,631	1,105,679
Cumulative net income	248,447	191,913
Cumulative other comprehensive income	37	49
Cumulative common distributions	(409,369)	(308,513)
Total shareholders’ equity	1,297,449	989,675
Total liabilities and shareholders’ equity	$2,427,615	$1,632,452